Exhibit 10.(j)

SAUL CENTERS, INC. 2004 STOCK PLAN

STOCK OPTION AGREEMENT

1. Under the terms and conditions of the 2004 Stock Plan (the “Plan”) of Saul Centers, Inc. (the “Company”), which is incorporated herein by reference, the Compensation Committee of the Company hereby grants, effective as of [insert date] (the “Date of Grant”), to [insert name of director] (the “Participant”), [insert number] options (the “Options”) to purchase [insert number] shares of the Company’s Common Stock, $0.01 par value (the “Shares”), at a price of $[insert price] per Share. Each Option provides the right to purchase one Share. These Options shall be Nonqualified Stock Options, as defined in the Plan.

2. The right to exercise the Options shall vest immediately. No Option shall be exercisable after the expiration of ten years from the Date of Grant, or such shorter period as provided in the Plan.

3. The Options shall be exercisable in the manner specified in the Plan. The Participant hereby agrees to be bound by all of the terms and conditions set forth in the Plan as if it had been set forth verbatim in this Agreement.

4. This agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

Saul Centers, Inc.

By:
Date:

Participant:

Date: